$6,000,000 to $12,000,000

Shares of Common Stock and Warrants

NEAH POWER SYSTEMS, INC.

UNDERWRITING AGREEMENT

May 1, 2007

Empire Financial Group, Inc.
14 E 60th Street
Suite 210
New York, NY 10022

Ladies and Gentlemen:

Neah Power Systems, Inc., a Nevada corporation (the “Company”), confirms its agreement, subject to the terms and conditions stated herein, with Empire Financial Group, Inc. (the “Underwriter”), with respect to the engagement of the Underwriter as agent of the Company, on a best efforts basis, for the offer and sale by the Company of a minimum of $6,000,000 and a maximum of $12,000,000 of shares of common stock and warrants (the “Units”). Each Unit consist of (i) one share of the Company’s common stock, par value $.001 per share (the “Common Stock”), (ii) one-fourth of one five-year warrant to purchase one share of Common Stock at an exercise price of $1.10 (a “Class A Warrant”), (iii) one-fourth of one five-year warrant to purchase one share of Common Stock at an exercise price of $1.60 (a “Class B Warrant”), and (iv) one-fourth of one five-year warrant to purchase one share of Common Stock at an exercise price of $2.00 (a “Class C Warrant,” and such Class C Warrants, collectively together with the Class A Warrants and the Class B Warrants, the “Unit Warrants”).

The Company and the Underwriter, intending to be legally bound, hereby confirm their agreement as follows:

1.     Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) A registration statement on Form SB-2 (File No. 333-140255) (the “Initial Registration Statement”) in respect of the Units has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any pre-effective amendment or post-effective amendment post-effective amendment thereto, each in the form heretofore delivered to the Underwriter, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

(c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

(d) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries (as defined in Rule 405 of the rules and regulations under the Act) is a party or to which any of the properties of the Company or any of its subsidiaries are subject, except any such proceedings as would not have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Nevada. Each of the Company’s subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation or organization. The Company has full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus. The Company has full power and authority (corporate and other) to enter into this Agreement and the Unit Warrants and to perform its obligations hereunder and thereunder. The Company is duly qualified to transact business as a foreign corporation under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, to the extent required under such laws, except where the failure to so qualify would not have a Material Adverse Effect.

(f) The Company’s authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus. None of the issued shares of capital stock of the Company have been issued or are owned or held in violation of any statutory or any other preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the Company) has any statutory or any other preemptive or other rights to subscribe for any of the Units. None of the capital stock of the Company has been issued in violation of applicable federal or state securities laws.

(g) Other than the equity securities of its subsidiaries disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

(h) Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any capital stock of the Company or any such convertible or exchangeable securities or obligations (other than pursuant to the Company’s stock benefit plans) or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(i) Since the respective dates as of which information is given in the Prospectus or otherwise disclosed therein, and except as may otherwise be indicated or contemplated herein or therein, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company, (ii) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (iii) there has not been any material change in the capital stock, long-term debt or short-term debt of the Company, and (iv) there has not been any change, or any development involving a prospective change, which would have a Material Adverse Effect, in each case other than as disclosed in or contemplated by the Prospectus.

(j) Neither the Company nor any of its subsidiaries is, or with notice or the passage of time or both would be, in violation of its Articles of Incorporation or Bylaws (or comparable charter documents) or in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of their properties or assets are subject.

(k) The Company and its subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or would not have a Material Adverse Effect and, in any case, do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and, in any case, do not interfere with the use made or proposed to be made of such property and buildings by the Company and its subsidiaries.

(l) The issue and sale of the Units and the issue and sale of the Common Stock underlying the Unit Warrants when issued and delivered upon exercise of the Unit Warrants (the “Unit Warrant Shares”) by the Company and the compliance by the Company with all of the provisions of this Agreement and the Unit Warrants and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no filing, consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Units or the Unit Warrant Shares or the consummation by the Company of the transactions contemplated by this Agreement and the Unit Warrants, except the registration under the Act of the Units and the Unit Warrant Shares, the approval by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Units and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Units by the Underwriter.

(m) Other than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation (including without limitation, any Company regulatory proceeding) pending or, to the Company’s knowledge, threatened in which the Company or any of its subsidiaries is a party or of which any of their properties or assets are the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, or in default with respect to, any law, statute, rule, regulation, order, judgment or decree, except as described in the Prospectus or such as do not and will not individually or in the aggregate have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is required to take any action in order to avoid any such violation or default.

(n) Peterson Sullivan PLLC, which has certified certain financial statements of the Company included in the Prospectus, are independent public accountants as required by federal law and the rules and regulations of the Commission and are registered with the Public Company Accounting Oversight Board.

(o) The financial statements and schedules (including the related notes) of the Company and its subsidiaries included in the Prospectus and/or any Preliminary Prospectus were prepared in accordance with generally accepted accounting principles for financial reporting in the United States (“GAAP”), applied on a consistent basis throughout the periods involved and fairly present the consolidated financial position and results of operations of the Company and its subsidiaries at the dates and for the periods presented. The selected consolidated financial data and other operating and statistical information set forth in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein, and have been compiled on a basis consistent with that of the audited financial statements included in the Prospectus. The unaudited interim consolidated financial statements included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of Rule 10-01 of Regulation S-X under the Securities Act of 1933 (the “Act”).

(p) Each of this Agreement and the Unit Warrants has been duly authorized, executed and delivered by the Company and, assuming due execution of this Agreement by the Underwriter, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

(q) When the Units to be sold by the Company hereunder have been duly delivered against payment therefor as contemplated by this Agreement, the Units will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. When the Unit Warrant Shares to be sold by the Company hereunder have been duly delivered against payment therefor as contemplated by this Agreement, the Unit Warrant Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The stock certificate representing the Common Stock is in proper legal form under, and conforms in all respects to the requirements of, the Title 7, Chapter 78 of the Nevada Revised Statutes.

(r) The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Units other than a Preliminary Prospectus, the Prospectus and such other material, if any, as has been or will be provided to the Underwriter prior to distribution for their review and consent.

(s) The operations of the Company and its subsidiaries with respect to any real property currently leased or owned by them are in compliance in all material respects with all applicable federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and the environment (collectively, “Laws”), and neither the Company nor any of its subsidiaries has violated any Laws in a way which would have a Material Adverse Effect. Except as disclosed in the Prospectus, there is no pending or, to the Company’s knowledge, threatened claim, litigation or administrative agency proceeding, nor has the Company or any of its subsidiaries received any written or oral notice from any governmental entity or third party, that: (i) alleges a violation of any Laws by the Company or any of its subsidiaries or (ii) alleges the Company or any of its subsidiaries is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq. or any state superfund law.

(t) The Company and its subsidiaries have sufficient interests in, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary for their business as described in the Prospectus, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(u) The Company and its subsidiaries make and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with GAAP and to maintain accountability for the assets of the Company and its subsidiaries, (iii) access to the assets of the Company and its subsidiaries is permitted only in accordance with management’s authorization, and (iv) the recorded assets of the Company and its subsidiaries are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed by them and has paid all taxes shown as due on such returns, as well as all other taxes, assessments and governmental charges that are due and payable; and no material deficiency with respect to any such return has been assessed or, to the knowledge of the Company, proposed.

(w) Except for such plans as are expressly disclosed in the Prospectus (“Plans”), the Company and its subsidiaries do not maintain, contribute to or have any material liability with respect to any employee benefit plan, profit sharing plan, employee pension benefit plan, employee welfare benefit plan, equity-based plan or deferred compensation plan or arrangement that is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder (“ERISA”). All Plans are in compliance with all applicable laws, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”) and have been operated and administered in accordance with their terms except for such as would not have a Material Adverse Effect. No Plan is a multi-employer plan. The Company and its subsidiaries do not provide retiree life and/or retiree health benefits or coverage for any employee or any beneficiary of any employee after such employee’s termination of employment, except as required by Section 4980B of the Code or under a Plan which is intended to be “qualified” under Section 401(a) of the Code. No liability has been, or could be expected to be, incurred under Title IV of ERISA or Section 412 of the Code by any entity required to be aggregated with the Company pursuant to Section 4001(b) of ERISA and/or Section 414(b) or (c) of the Code (and the regulations promulgated thereunder) with respect to any “employee pension benefit plan” which is not a Plan. As used in this subsection, the terms “defined benefit plan,” “employee benefit plan,” “employee pension benefit plan,” “employee welfare benefit plan” and “multi-employer plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

(x) No material labor dispute exists with the Company’s employees, and no such labor dispute is threatened. The Company has no knowledge of any existing or threatened labor disturbance by the employees of any of its principal agents, suppliers, contractors or customers that would have a Material Adverse Effect.

(y) The Company and its subsidiaries have received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, “Permits”) of governmental or regulatory authorities (including, without limitation, state or federal regulatory authorities) as may be required of them to own their properties and conduct their business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; and the Company and its subsidiaries have fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectus; and, except as described in the Prospectus, such Permits contain no restrictions that materially affect the ability of the Company or its subsidiaries to conduct their business.

(z) No relationship, direct or indirect, exists between or among the Company and the directors, officers, stockholders, creditors, customers or suppliers of the Company that is required to be described in the Prospectus which is not so described.

(aa) The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(bb) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) The Company has established and maintains disclosure controls and procedures designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within the Company; the Company’s auditors and its Board of Directors will be advised of any significant deficiencies in the design or operation of disclosure controls and procedures which could adversely affect the ability of the Company to record, process, summarize and report financial data.

(dd) The Company is not an “investment company” or a company “controlled” by an investment company as such terms are defined in Sections 3(a) and 2(a)(9), respectively, of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and, if the Company conducts its business as set forth in the Prospectus, it will not become an “investment company” and will not be required to register under the Investment Company Act.

(ee) The Company has in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary scope of business similar to that of the Company in the jurisdictions in which it conducts business.

2.     Sale of the Units; Delivery of Units; Closing.

(a) On the basis of the representations, warranties and covenants, and subject to the conditions, set forth herein, the Company shall sell and issue a minimum of $6,000,000 of Units (the “Minimum”) and a maximum of up to $12,000,000 of Units (the “Maximum”) in the offering. All Units to be offered and sold in the offering shall be offered for sale through the Underwriter, as an agent of the Company, and the Underwriter shall use its best efforts to sell the Units as agent for the Company, at the price per Unit set forth on the cover page of the final Prospectus (the “Public Offering Price”). The Underwriter will commence the Public Offering as soon after the Registration Statement becomes effective as the Underwriter deems advisable. The Underwriter may enter into agreements as the Underwriter, in its sole discretion, deems advisable with one or more registered broker-dealers who may act as selected dealers in connection with the offering. The Underwriter may reject any offer to purchase the Units made through the Underwriter or a selected dealer in whole or in part, and any such rejection shall not be deemed a breach of the Underwriter’s agreements contained herein. The Underwriter shall not be committed to sell or purchase any of the Units.

(b) All subscriptions from the offering of the Units will be deposited into an escrow account (the “Escrow Account”) with Sterling National Bank, as escrow agent, pursuant to the Escrow Agreement, dated May 1, 2007 (the “Escrow Agreement”), not later than 12:00 Noon of the next business day following receipt of each such subscription by the Underwriter or other broker-dealers, until either the Company has sold the Minimum or the offering has terminated. The offering will terminate 90 days after the Registration Statement referred to below is effective, unless the Underwriter extends the offering with the Company’s consent for an additional period of up to 90 days. If the Underwriter has not sold at least the Minimum and deposited into the Escrow Account gross proceeds of at least an amount equal to the Minimum multiplied by the Public Offering Price by such termination of the offering, all proceeds held in escrow shall be promptly returned to investors, without interest or deduction. Once the Underwriter has sold the Minimum, the Underwriter will conduct an initial closing (the “Initial Closing”) and all proceeds will be released from escrow pursuant to the Escrow Agreement. The Underwriter may hold further closings (each, an “Additional Closing,” and either the Initial Closing or an Additional Closing, a “Closing”) with respect to Units sold in excess of the Minimum until the offering terminates. Unless the transaction is closed book-entry through The Depository Trust Company (“DTC”) and no certificates are requested, in which case the Underwriter shall comply with the procedures applicable thereto, the certificates for the Units will be delivered in such denominations and in such registrations as the Underwriter requests in writing not later than 48 hours prior to any Closing, and will be made available for inspection by the Underwriter at least 24 hours prior to any Closing. All such certificates will be delivered by the Company to its transfer agent, or to DTC, as applicable, by 12:00 p.m. on the day prior to any Closing, along with addressed labels to be used to mail the certificates to the purchasers thereof. Each Closing shall be held at the offices of Seyfarth Shaw LLP, 815 Connecticut Avenue, N.W., Suite 500, Washington, D.C. 20006, at 9:00 a.m. Washington, D.C. time.

3.     Covenants of the Company. The Company covenants and agrees with the Underwriter that:

(a) The Company will prepare the Prospectus in a form approved by the Underwriter and file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act. The Company will make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Underwriter promptly after reasonable notice thereof.

(b) The Company will advise the Underwriter promptly after receiving notice of (i) any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; (ii) the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; and (iii) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose. In the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(c) The Company promptly from time to time will take such action as the Underwriter may reasonably request to qualify the Units for offering and sale under the securities or blue sky laws of such jurisdictions as the Underwriter may request and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation in any jurisdiction. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Units have been qualified as above provided.

(d) The Company will promptly provide the Underwriter, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Underwriter may reasonably request.

(e) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(f) During the period beginning from the date hereof and continuing to and including the date 365 days after the date of the Prospectus, the Company will not, and will use its best efforts to cause each executive officer and director of the Company and shareholders owning 500,000 or more shares of the outstanding Common Stock after the Closing Date to deliver to the Underwriter an agreement substantially in the form attached hereto as Exhibit A (each, a “Lock-Up Agreement”), agreeing not, without the prior written consent of the Underwriter, directly or indirectly to (i) offer, sell, contract to sell or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequences of ownership of shares of Common Stock whether any such swap or other agreement is to be settled by delivery of shares of Common Stock, other securities, cash or otherwise; except for the sale of the Units hereunder, except for the issuance of Common Stock upon the exercise of stock options or warrants or the conversion of convertible securities outstanding on the date of this Agreement to the extent that such stock options, warrants and convertible securities are disclosed in the Prospectus and except for the grant to employees of stock options to purchase Common Stock which are not exercisable within such 365 days.

(g) During the period of three years after the date of this Agreement, the Company will furnish to the Underwriter without charge, (i) copies of all reports or other communications (financial or other) furnished to shareholders and (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed under the Securities Exchange Act of 1934 (the “Exchange Act”).

(h) Prior to the termination of the offering, the Company and its affiliates will not, and the Company shall cause its officers and directors not to, (i) take, directly or indirectly, any action designed to cause or to result in, or that might be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Units, the Unit Warrants or the Common Stock.

(i) In case of any event, at any time within the period between the date hereof and the termination of the offering, as a result of which any Preliminary Prospectus or the Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company promptly will prepare an amendment or supplement that will correct such statement or omission and will furnish to the Underwriter such number of copies of such amendment(s) or supplement(s) as the Underwriter may reasonably request. For purposes of this subsection, the Company will provide such information to the Underwriter, the Underwriter’s counsel and counsel to the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement any Preliminary Prospectus or the Prospectus, and shall furnish to the Underwriter and the Underwriter’s counsel such further information as each may from time to time reasonably request.

(j) [REMOVED AND RESERVED]

(k) The Company shall continue to retain as its accountants Peterson Sullivan PLLC or another firm of independent public accountants reasonably acceptable to the Underwriter for 24 months from the termination of the offering.

(l) The Company shall retain as outside legal counsel Dreier Stein & Kahan LLP or another firm reasonably acceptable to the Underwriter, which shall be expert in securities law matters, for 12 months from the termination of the offering.

(m) The Company shall accept an individual, selected by the Underwriter, as a non-voting advisor to the Company’s Board of Directors. Such advisor shall be entitled to notice and to attend all meetings of the Board of Directors, and shall be reimbursed for reasonable costs incurred in attending such meetings. To the extent permitted by law, the Company shall indemnify the Underwriter and such advisor for such advisor’s actions in his role as an advisor, and the Company shall, if possible, include the Underwriter and such advisor as insureds under any directors and officers liability insurance policy maintained by the Company, if any.

4.     Expenses and Fees.

(a) The Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 7 hereof, including, without limitation, all costs and expenses incident to (i) the printing of and mailing expenses associated with any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto, this Agreement, the Selected Dealer Agreement and related documents (collectively, the “Underwriting Documents”); (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Company’s Common Stock under the Exchange Act and all other expenses in connection with the preparation and, if applicable, filing of, any Preliminary Prospectus, the Prospectus and any amendments and supplements thereto and the Underwriting Documents; (iii) the delivery of copies of the foregoing documents to the Underwriter; (iv) the filing fees of the National Association of Securities Dealers, Inc. relating to its approval of the fairness and reasonableness of the underwriting terms and arrangements; (v) the preparation, issuance and delivery to the Underwriter of any certificates evidencing the Units, including transfer agent’s and registrar’s fees; (vi) any expenses for travel, lodging and meals incurred by the Underwriter and any of its officers, directors and employees in connection with any meetings with prospective investors in the Units; (vii) any cost of holding due diligence meetings and drafting sessions; (viii) any cost for placing a “tombstone” advertisement in the Wall Street Journal; and (ix) all other costs and expenses reasonably incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 4.

(b) As compensation for the Underwriter’s efforts under this Agreement, the Company agrees to pay the Underwriter a commission (the “Selling Commission”) equal to (i) if the Public Offering Price of all Units sold through the Underwriter in the offering including Units sold through selected dealers (the “Gross Proceeds”) equal at least $6,000,000 and less than $7,200,000, 9.5% of the Gross Proceeds; or (ii) if the Gross Proceeds equal at least $7,200,000 and less than $8,400,000, 9.6% of the Gross Proceeds; or (iii) if the Gross Proceeds equal at least $8,400,000 and less than $9,600,000, 9.7% of the Gross Proceeds; or (iv) if the Gross Proceeds equal at least $9,600,000 and less than $10,800,000, 9.8% of the Gross Proceeds; or (v) if the Gross Proceeds equal at least $10,800,000 and less than $12,000,000, 9.9% of the Gross Proceeds; or (vi) if the Gross Proceeds equal $12,000,000, 10.0% of the Gross Proceeds. It shall be the Underwriter’s responsibility to compensate any selected dealers out of the Selling Commission that it receives from the Company. On the date of each Closing, the Company shall direct the Escrow Agent to deliver (i) payment of the portion of the Selling Commission due to the Underwriter by wire transfer of immediately available funds, to the Underwriter on the Closing Date and (ii) payment of the portion of the Selling Commission due to each selected dealer by wire transfer of immediately available funds, to each selected dealer on the Closing Date.

(c) At the Initial Closing or upon termination of the offering if there is no Closing, the Company shall pay the Underwriter a sum of Five Thousand Dollars ($5,000), less any amounts paid prior to the Initial Closing, as a non-accountable expense allowance. Payment of the non-accountable expense allowance shall be made to the Underwriter by wire transfer of immediately available funds. The Underwriter acknowledges receipt of Fifteen Thousand Dollars ($15,000) as a deposit toward such sum. In addition, at the Initial Closing or upon termination of the offering if there is no Closing, the Company shall pay the fees, disbursements and expenses of the Underwriter’s counsel, which shall not exceed Fifty Thousand Dollars ($50,000), by wire transfer of immediately available funds to the account of the Underwriter’s counsel pursuant to written instructions to be provided prior to the Initial Closing or upon termination of the offering if there is no Closing.

5.     Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder shall be subject, in their discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of each Closing, to the accuracy of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder, and to the following additional conditions precedent:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 3(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have been filed by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter’s reasonable satisfaction.

(b) The Underwriter shall have received a copy of an executed Lock-Up Agreement from the Company and each of the Company’s executive officers and directors and shareholders owning 500,000 or more shares of the outstanding Common Stock after the Closing Date.

(c) The Underwriter shall have received an opinion, dated such Time of Delivery, of Dreier Stein & Kahan LLP, special counsel for the Company, in form and substance satisfactory to the Underwriter and its counsel, to the effect that:

(i)
The Company is validly existing as a corporation in good standing under the laws of the State of Nevada and has the corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and to enter into this Agreement and the Unit Warrants and perform its obligations hereunder and thereunder. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

(ii)
Each subsidiary of the Company, based solely on certificates of public officials of each applicable jurisdiction, has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates and provided that such counsel shall provide you copies of any such opinions and certificates).

(iii)
All of the issued shares of capital stock of the Company, including the Common Stock underlying the Units to be sold by the Company pursuant hereto when delivered against payment therefor as contemplated hereby, have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock contained in the Prospectus. The Unit Warrant Shares to be sold upon exercise of the Unit Warrants when delivered against payment therefor as contemplated thereby, have been duly authorized and will be validly issued, fully paid and nonassessable and conform to the description of the Common Stock contained in the Prospectus. None of the issued shares of Common Stock of the Company have been issued or are owned or held in violation of any statutory or any other preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of Common Stock of the Company) has any statutory or any other preemptive or other rights to subscribe for any of the Units, the Common Stock underlying the Units, the Unit Warrants or the Unit Warrant Shares.

(iv)
To such counsel’s knowledge, except as disclosed in the Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, other than pursuant to the Company’s stock benefit plans, or (C) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(v)
The sale of the Units being sold at such Closing, the sale of the Unit Warrant Shares upon exercise of the Unit Warrants, and the performance of this Agreement and the Unit Warrants and the consummation of the transactions herein and therein contemplated will not conflict with or violate any provision of the Articles of Incorporation or bylaws or comparable charter documents of the Company as amended to date or any existing law, statute, rule or regulation, or, in any material respect conflict with, or (with or without notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company is a party or to which any of its properties or assets is subject, or, conflict with or violate any order, judgment or decree known to such counsel, of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

(vi)
No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the offer, sale or issuance of the Units or the Unit Warrant Shares except the registration under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units and the Unit Warrant Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Units.

(vii)
To such counsel’s knowledge, other than as disclosed in or contemplated by the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or threatened, in which the Company or any of its subsidiaries is a party or of which any of their properties or assets is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(viii)
Each of this Agreement and the Unit Warrants has been duly authorized, executed and delivered by the Company and, assuming due execution of this Agreement by the Underwriter, constitutes the valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

(ix)	The Company is not an “investment company” or a company “controlled” by an investment company as such terms are defined in Sections 3(a) and 2(a)(9), respectively, of the Investment Company Act.

(x)
The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Closing (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

Such counsel shall also state that they have participated in the preparation of the Preliminary Prospectus and Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of and counsel to the Underwriter at which the contents of the Preliminary Prospectus and Prospectus and related matters were discussed and, although such counsel has not passed upon or assumed any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus or Prospectus, and although such counsel has not undertaken to verify independently the accuracy or completeness of the statements in the Preliminary Prospectus or Prospectus, no facts have come to such counsel’s attention to lead them to believe that the Preliminary Prospectus or Prospectus, or any further amendment or supplement thereto made prior to such Closing, on its issue date and as of such Closing, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Preliminary Prospectus or Prospectus, or any amendment or supplement thereto made prior to such Closing, as of its issue date and as of such Closing, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements, the notes and schedules thereto and other financial, statistical or operating information or data contained in the Prospectus, or any amendment or supplement thereto).

In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of officers of the Company and public officials. Copies of such certificates of officers of the Company and other certificates and letters shall be furnished to the Underwriter and furnished to counsel for the Underwriter.

(d) Seyfarth Shaw LLP, counsel for the Underwriter, shall have furnished to the Underwriter such opinion or opinions, dated such Closing, with respect to such matters as the Underwriter may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Underwriter shall have received from Peterson Sullivan PLLC, in form and substance satisfactory to the Underwriter, letters dated as of the date hereof and the date of such Closing, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriter with respect to the financial statements and certain financial information contained in the Prospectus; provided that the letter dated as of each Closing shall use a “cut-off date” not earlier than the date hereof.

(f) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of its subsidiaries shall not have sustained any change or any development involving a prospective change (including, without limitation, a change in management or control of the Company) reasonably likely to have a Material Adverse Effect, otherwise than as disclosed in or contemplated by the Prospectus, the effect of which, in either such case, in the Underwriter’s reasonable judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Units.

(g) Subsequent to the date hereof, there shall not have occurred any of the following: (i) any suspension or limitation in trading in securities generally on any national securities exchange or any setting of minimum prices for trading on any national securities exchange, or in the Common Stock of the Company by the Commission; (ii) a moratorium on commercial banking activities declared by either federal or state authorities; or (iii) any outbreak or escalation of hostilities involving the United States, declaration by the United States of a national emergency or war or any other national or international calamity or emergency if the effect of any such event specified in this clause (g) in the Underwriter’s reasonable judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Units.

(h) The Company shall have furnished to the Underwriter at such Closing certificates of the chief executive officer or an executive vice president and the chief financial officer of the Company satisfactory to the Underwriter, as to the accuracy of the representations and warranties of the Company herein at and as of such Closing with the same effect as if made at such Closing, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing, and as to such other matters as the Underwriter may reasonably request, and the Company shall have furnished or caused to be furnished certificates of such officers as to such matters as the Underwriter may reasonably request.

(i) The representations and warranties of the Company in this Agreement and in the certificates delivered by the Company pursuant to this Agreement shall be true and correct in all material respects when made and on and as of each Closing as if made at such time, and the Company shall have performed in all material respects all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by the Company at or before such Closing.

6.     Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement; (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (B) any application or other document, or amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Units under the securities or blue sky laws thereof or filed with any securities association or securities exchange (each an “Application”); or (iii) the omission of or alleged omission to state in any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application of a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Underwriter expressly for use therein. The Company will not, without the prior written consent of the Underwriter, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not any Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

(b) The Underwriter agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection (a) or (b). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. Nothing in this Section 6(c) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

(d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of the Underwriter and to each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriter under this Section 6 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

7.     Termination. This Agreement may be terminated in the sole discretion of the Underwriter by notice to the Company given prior to the Initial Closing or any Additional Closing, respectively, in the event that (i) any condition to the obligations of the Underwriter set forth in Section 5 hereof has not been satisfied, or (ii) the Company shall have failed, refused or been unable to deliver the Units or the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior to such Closing, in either case other than by reason of a default by the Underwriter. If this Agreement is terminated pursuant to this Section 7, the Company will reimburse the Underwriter upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed sale of the Units. Any termination pursuant to this Section 7 shall be without liability on the part of the Underwriter to the Company or on the part of the Company to the Underwriter, except for expenses to be paid by the Company pursuant to Section 4 hereof or reimbursed by the Company pursuant to this Section 7 and except as to indemnification and contribution to the extent provided in Section 6 hereof.

8.     Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person referred to in Section 6(f) or the Company, or any officer or director or controlling person of the Company referred to in Section 6(f), and shall survive delivery of and payment for the Units. The respective agreements, covenants, indemnities and other statements set forth in Sections 4 and 6 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

9.     Notices. All communications hereunder shall be in writing and, if sent to the Underwriter, shall be sufficient in all respects if mailed, delivered or telecopied and confirmed in writing to Empire Financial Group, Inc., 14 E 60th Street, Suite 210, New York, NY 10022 (Fax No. (212) 355-4691), Attention: Ed Cabrera, Head of Investment Banking (with a copy to Seyfarth Shaw LLP, 815 Connecticut Avenue, N.W., Suite 500, Washington, D.C. 20006 (Fax No. (202) 828-5393), Attention: Ernest M. Stern, Esq.); if to the Company, shall be sufficient in all respects if mailed, delivered or telecopied and confirmed in writing to Neah Power Systems, Inc., 22122 20th Avenue SE, Suite 161, Bothell, WA 98021 (Fax No. (425) 483-8454), Attention: Paul Abramowitz, President and Chief Executive Officer (with a copy to Dreier Stein & Kahan LLP, The Winter Garden 1620 26th Street, 6th Floor North Tower, Santa Monica, CA 90404 (Fax No. (424) 202-6250), Attention: John C. Kirkland, Esq.).

10.     Binding Effect. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 6 and 8 hereof, the officers, directors and employees and controlling persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units shall be deemed a successor or assign by reason merely of such purchase.

11.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions regarding conflicts of laws.

12.     Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one of the counterparts hereof, and upon the acceptance hereof by the Underwriter, this letter will constitute a binding agreement between the Underwriter and the Company.

Very truly yours, NEAH POWER SYSTEMS, INC.

By:
Name: Paul Abramowitz
Title: President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above.

EMPIRE FINANCIAL GROUP, INC.

By: _______________________________________
Name: Don Wojnowski
Title: Chief Executive Officer

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

NEAH POWER SYSTEMS, INC.

LOCK-UP AGREEMENT

___________, 2006

Empire Financial Group, Inc.
14 E 60th Street
Suite 210
New York, NY 10022

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Neah Power Systems, Inc. (the “Company”) providing for the public offering (the “Public Offering”) by the you, as Underwriter and agents of the Company, on a best efforts basis, for the offer and sale by the Company of Units consisting of Common Stock and Unit Warrants.

In consideration of the Underwriter’s agreement to make the public offering of the Units, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for a period of 365 days after the Initial Closing, as such term is defined in the Underwriting Agreement (the “Lock-Up Period”), not to sell, offer to sell, solicit an offer to buy, contract to sell, encumber, distribute, pledge, grant any option for the sale of, or otherwise transfer or dispose of, directly or indirectly, in one or a series of transactions (collectively, a “Disposition”), any shares of Common Stock or any securities convertible or exercisable into or exchangeable for shares of Common Stock (collectively, “Securities”), now owned or hereafter acquired by the undersigned or with respect to which the undersigned has acquired or hereafter acquires the power of disposition, without the prior written consent of the Underwriter. Prior to the expiration of the Lock-Up Period, the undersigned agrees that it will not publicly announce or disclose any intention to take any action after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from taking during the Lock-Up Period.

The undersigned acknowledges and agrees that the restrictions above are expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities (or the economic equivalent thereof) during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities.

The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Securities held by the undersigned except in compliance with the Lock-Up Agreement.

It is understood that, if the Underwriting Agreement is not executed, or if the Underwriting Agreement shall terminate or be terminated prior to delivery of the Units the subject thereof, this Lock-Up Agreement shall automatically terminate and be of no further force or effect.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its conflict of laws provisions).

Very truly yours,

Name: